Exhibit 5.1

1271 Avenue of the Americas

New York, New York 10020-1401

Tel: +1.212.906.1200 Fax: +1.212.751.4864

www.lw.com

FIRM / AFFILIATE OFFICES

AustinMilan

BeijingMoscow

BostonMunich

BrusselsNew York

Century CityOrange County

ChicagoParis

DubaiRiyadh

DüsseldorfSan Diego

FrankfurtSan Francisco

HamburgSeoul

Hong KongShanghai

HoustonSilicon Valley

LondonSingapore

Los AngelesTokyo

MadridWashington, D.C.

July 15, 2022 Vertex, Inc. 2301 Renaissance Blvd. King of Prussia, Pennsylvania 19406 Re:Registration Statement on Form S-3

To the addressee set forth above:

We have acted as special counsel to Vertex, Inc., a Delaware corporation (the “Company”), in connection with the resale from time to time by the selling stockholders named in the Registration Statement (as defined below) of up to 36,197,237 shares (the “Shares”) of the Company’s Class A common stock, par value $0.001 per share. The Shares are included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the U.S. Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus contained therein, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus contained therein under the heading “Legal Matters.”

2
July 15, 2022 Page 2

In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP